Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports First Quarter 2021 Results
Singapore – February 3, 2021 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced financial results of its first fiscal quarter ended January 2, 2021. The Company reported first quarter net revenue of $267.9 million, net income of $48.4 million, representing EPS of $0.77 per fully diluted share, and non-GAAP net income of $53.7 million, representing non-GAAP EPS of $0.86 per fully diluted share.

Quarterly Results - U.S. GAAP
	Fiscal Q1 2021	Change vs. Fiscal Q1 2020	Change vs. Fiscal Q4 2020
Net Revenue	$267.9 million	up 85.6%	up 50.8%
Gross Profit	$121.5 million	up 72.6%	up 36.7%
Gross Margin	45.4%	down 340 bps	down 460 bps
Income from Operations	$54.0 million	up 303%	up 134.8%
Operating Margin	20.2%	up 1090 bps	up 730 bps
Net Income	$48.4 million	up 258.5%	up 206.3%
Net Margin	18.1%	up 870 bps	up 920 bps
EPS – Diluted(a)	$0.77	up 266.7%	up 208%
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.
Quarterly Results - Non-GAAP

	Fiscal Q1 2021	Change vs. Fiscal Q1 2020	Change vs. Fiscal Q4 2020
Income from Operations	$59.8 million	up 209.8%	up 104.8%
Operating Margin	22.3%	up 900 bps	up 590 bps
Net Income	$53.7 million	up 187.2%	up 148.6%
Net Margin	20.0%	up 700 bps	up 790 bps
EPS - Diluted	$0.86	up 196.6%	up 145.7%
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also the “Use of non-GAAP Financial Results” section.

Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "Demand has increased significantly in the December quarter driven by strength in the general semiconductor, LED and automotive markets. Additionally, we have supported more complex, high-volume semiconductor assembly, which is increasing the capital intensity and longer-term opportunities within our served markets."

Throughout the first fiscal quarter, K&S continued to support ongoing demand for its initial advanced display system, PixaluxTM. Today, the Company announced it has acquired Uniqarta, Inc, accelerating development of its high-accuracy, next-generation display solutions.

First Quarter Fiscal 2021 Financial Highlights

•Net revenue of $267.9 million.
•Gross margin of 45.4%.
•Net income of $48.4 million or $0.77 per share; non-GAAP net income of $53.7 million or $0.86 per share.
•Cash, cash equivalents, and short-term investments were $576.7 million as of January 2, 2021.

Second Quarter Fiscal 2021 Outlook
The Company currently expects net revenue in the second fiscal quarter of 2021 ending April 3, 2021 to be approximately $300 million +/- $20 million, and expects non-GAAP EPS to be approximately $0.88 +/- 10%.
Looking forward, Fusen Chen commented, "We continue to expand our served markets by supporting fundamental technology transitions occurring in both the display and automotive markets. In parallel, the increasing complexity of both high-volume and leading-edge semiconductor assembly is further supporting our outlook. We expect trends demanding assembly complexity will increase and further enhance the capital intensity of our broad served markets over the long-term."

Earnings Conference Call Details
A conference call to discuss these results will be held on February 4, 2021, beginning at 8:00am EST. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast link and supplemental earnings presentation will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through February 11th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13714784. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin and net income per diluted share. The Company's non-GAAP results exclude amortization of intangibles, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, income tax expense arising from discrete tax items triggered by significant changes in tax law, gain/loss on disposals of businesses, as well as tax benefits or expense associated with the foregoing non-GAAP items. The non-GAAP adjustments may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.
Management uses both U.S. GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the financial tables at the end of this press release.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed on November 20, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	January 2, 2021	December 28, 2019
Net revenue	$267,857	$144,297
Cost of sales	146,371	73,933
Gross profit	121,486	70,364

Operating expenses:
Selling, general and administrative	33,500	26,424
Research and development	31,544	28,292
Amortization of intangible assets	1,958	1,817
Acquisition related cost	351	—
Restructuring	91	417
Total operating expenses	67,444	56,950
Income from operations	54,042	13,414
Other income (expense):
Interest income	651	2,839
Interest expense	(32)	(583)
Income before income taxes	54,661	15,670
Income tax expense	6,298	2,133
Share of results of equity-method investee, net of tax	—	60
Net income	$48,363	$13,477

Net income per share:
Basic	$0.78	$0.21
Diluted	$0.77	$0.21

Cash dividends declared per share	$0.14	$0.12

Weighted average shares outstanding:
Basic	61,965	63,557
Diluted	62,740	64,139

	Three months ended
Supplemental financial data:	January 2, 2021	December 28, 2019
Depreciation and amortization	$5,147	$4,759
Capital expenditures	3,687	2,325
Equity-based compensation expense:
Cost of sales	205	232
Selling, general and administrative	2,279	2,735
Research and development	917	642
Total equity-based compensation expense	$3,401	$3,609

	As of
	January 2, 2021	December 28, 2019
Backlog of orders [1]	$271,615	$115,205
Number of employees	3,080	2,758
1.Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	January 2, 2021	October 3, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$239,670	$188,127
Short-term investments	337,000	342,000
Accounts and other receivable, net of allowance for doubtful accounts of $1,001 and $968, respectively	226,665	198,640
Inventories, net	125,082	111,809
Prepaid expenses and other current assets	21,194	19,620
TOTAL CURRENT ASSETS	949,611	860,196

Property, plant and equipment, net	60,935	59,147
Operating right-of-use assets	22,703	22,688
Goodwill	57,339	56,695
Intangible assets, net	37,577	37,972
Deferred tax assets	8,725	8,147
Equity investments	7,593	7,535
Other assets	2,287	2,186
TOTAL ASSETS	$1,146,770	$1,054,566

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	89,362	57,688
Operating lease liabilities	6,379	5,903
Accrued expenses and other current liabilities	83,477	76,762
Income taxes payable	21,472	17,540
TOTAL CURRENT LIABILITIES	200,690	157,893

Deferred income taxes	33,015	33,005
Income taxes payable	73,805	74,957
Operating lease liabilities	18,228	18,325
Other liabilities	13,416	12,392
TOTAL LIABILITIES	339,154	296,572

SHAREHOLDERS' EQUITY
Common stock, no par value	538,449	539,213
Treasury stock, at cost	(391,870)	(394,817)
Retained earnings	655,795	616,119
Accumulated other comprehensive loss	5,242	(2,521)
TOTAL SHAREHOLDERS' EQUITY	$807,616	$757,994

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,146,770	$1,054,566

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	January 2, 2021	December 28, 2019
Net cash provided by operating activities	$58,635	$25,028
Net cash provided by investing activities	224	106,487
Net cash (used in)/provided by financing activities	(9,207)	2,152
Effect of exchange rate changes on cash and cash equivalents	1,891	(477)
Changes in cash and cash equivalents	51,543	133,190
Cash and cash equivalents, beginning of period	188,127	364,184
Cash and cash equivalents, end of period	$239,670	$497,374

Short-term investments	337,000	119,000
Total cash, cash equivalents and short-term investments	$576,670	$616,374

Reconciliation of U.S. GAAP Income from Operating
to Non-GAAP Income from Operation and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	January 2, 2021	December 28, 2019	October 3, 2020
Net revenue	$267,857	$144,297	$177,688
U.S. GAAP income from operations	54,042	13,414	23,048
U.S. GAAP operating margin	20.2%	9.3%	13.0%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,958	1,817	1,920
Restructuring	91	417	263
Equity-based compensation (a)	3,401	3,609	3,963
Acquisition-related costs	351	—	—
Non-GAAP income from operations	$59,843	$19,257	$29,194
Non-GAAP operating margin	22.3%	13.3%	16.4%
(a)This non-GAAP measure is newly included for the three months ended January 2, 2021. Comparatives have been included.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	January 2, 2021	December 28, 2019	October 3, 2020
Net revenue	$267,857	$144,297	$177,688
U.S. GAAP net income	48,363	13,477	15,784
U.S. GAAP net margin	18.1%	9.3%	8.9%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,958	1,817	1,920
Restructuring	91	417	263
Equity-based compensation	3,401	3,609	3,963
Acquisition-related cost	351	—	—
Net income tax benefit on non-GAAP items	(474)	(595)	(358)
Total non-GAAP adjustments	$5,327	$5,248	$5,788
Non-GAAP net income	$53,690	$18,725	$21,572
Non-GAAP net margin	20.0%	13.0%	12.1%

U.S. GAAP net income per share:
Basic	0.78	0.21	0.26
Diluted(a)	0.77	0.21	0.25

Non-GAAP adjustments per share:(b)
Basic	0.09	0.08	0.09
Diluted	0.09	0.08	0.09

Non-GAAP net income per share:
Basic	$0.87	$0.29	$0.35
Diluted(c)	$0.86	$0.29	$0.34
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.
(b)Non-GAAP adjustments per share includes amortization related to intangible assets acquired through business combinations, costs associated with restructuring, equity-based compensation expenses and acquisition-related costs as well as tax benefits or expense associated with the foregoing non-GAAP items.
(c)Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.